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CUSIP No. 827907 10 6

                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of SilverStream Software, Inc.

         EXECUTED as a sealed instrument this 10th day of February, 2000.



                                            MATRIX PARTNERS IV, L.P.

                                            By:  Matrix IV Management Co., L.P.
                                                 General Partner



                                                 By:    /s/ Timothy A. Barrows
                                                     Timothy A. Barrows
                                                     General Partner



                                            MATRIX IV ENTREPRENEURS FUND, L.P.

                                            By:  Matrix IV Management Co., L.P.
                                                 General Partner



                                                 By:    /s/ Timothy A. Barrows
                                                     Timothy A. Barrows
                                                     General Partner



                                            MATRIX IV MANAGEMENT CO., L.P.



                                                 By:    /s/ Timothy A. Barrows
                                                     Timothy A. Barrows
                                                     General Partner




                                                     /s/ Timothy A. Barrows
                                                     Timothy A. Barrows